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                                                                 EXHIBIT 23.2(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Registration Statement of our report, dated January 19,1996, relating to the consolidated financial statements of First Alliance Bancorp, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                    /s/ MAULDIN & JENKINS


Atlanta, Georgia
July 11, 1996